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                                                                      EXHIBIT 24


                              [CMS ENERGY LOGO]




April 25, 1997


Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $400 million of equity and/or convertible debt securities of the Corporation (plus an additional 20% covering underwriters' over-allotments).

Yours very truly,



   /s/ William T. McCormick, Jr.                       /s/ Lois A. Lund
----------------------------------                  ----------------------------------------
William T. McCormick, Jr.                           Lois A. Lund



   /s/ John M. Deutch                                   /s/ Michael G. Morris
----------------------------------                  ----------------------------------------
John M. Deutch                                      Michael G. Morris



   /s/ James J. Duderstadt                              /s/ W. U. Parfet
----------------------------------                  ----------------------------------------
James J. Duderstadt                                 William U. Parfet



   /s/ K. R. Flaherty                                   /s/ Percy A. Pierre
----------------------------------                  ----------------------------------------
Kathleen R. Flaherty                                Percy A. Pierre



   /s/ Victor J. Fryling                                /s/ K. Whipple
----------------------------------                  ----------------------------------------
Victor J. Fryling                                   Kenneth Whipple



   /s/ Earl D. Holton                                   /s/ John B. Yasinsky
----------------------------------                  ----------------------------------------
Earl D. Holton                                      John B. Yasinsky

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Extract from the Minutes of a Meeting of the Board of Directors of CMS Energy
Corporation (the"Corporation") held April 25, 1997.

                              - - - - - - - - - -

Proposed Issue and Sale of Equity
and/or Convertible Debt Securities

              To have funds available for general corporate purposes, management of the Corporation recommended that the Corporation offer, from time to time, at private placement or public sale, up to $400 million net aggregate principal amount of equity or convertible debt securities or a combination thereof (plus an additional 20% for the purpose of covering underwriters' over-allotments), including but not limited to (i) shares of the Corporation's common stock, (ii) the Corporation's guarantee of preferred securities of CMS Energy Michigan Limited Partnership or one or more special purpose limited partnerships (the "Partnership") and of one or more Delaware statutory business trusts (the "Trust"), (iii) Trust preferred securities which may be convertible into shares of the Corporation's common stock, (iv) Partnership preferred securities, which may be convertible into shares of the Corporation's common stock, (v) unsecured senior or subordinated debt securities, which may be convertible into shares of the Corporation's common stock, and may be issued in connection with the sale of the Partnership and/or Trust preferred securities,
(vi) forward purchase contracts, (vii) stock purchase units, or such other forms of investment contracts as may be deemed desirable or necessary by the officers of the Corporation or (viii) any combination of the foregoing. CMS Energy Michigan Limited Partnership was formed, and any additional limited partnership would be formed, as a Michigan special purpose limited partnership in which the Corporation would be the general partner. The Partnership may offer, from time to time, Partnership preferred securities, representing limited partner interests in one or more series ("Partnership Preferred Securities"). One or more trusts would be formed as a Delaware statutory business trust of which the Corporation would be the sponsor. The Trust may offer Trust preferred securities representing interests in the Trust ("Trust Preferred Securities"). Management further recommended the appointment of a Special Committee to take any and all action to facilitate the proposed offering, and to assure that the securities are sold for the best price and on the best terms obtainable in the judgment of the Special Committee of the Board of Directors appointed for such purposes. The matter was fully discussed.

              Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                     RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, at private placement or public sale, of up to $400 million net aggregate principal amount of the Corporation's securities (plus an additional 20% for the purpose of covering underwriters' over-allotments), including but not limited to
       (i) shares of the Corporation's common stock, (ii) the Corporation's guarantee of the Partnership Preferred Securities and the Trust Preferred Securities, (iii) Trust Preferred Securities, which may be convertible into shares of the Corporation's common stock, (iv) Partnership Preferred Securities, which may be convertible into
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       shares of the Corporation's common stock, (v) unsecured senior or subordinated debt securities, which may be convertible into shares of the Corporation's common stock, and may be issued in connection with the sale of the Partnership or Trust Preferred Securities, (vi) forward purchase contracts, (vii) stock purchase units, or such other forms of investment contracts as may be deemed desirable by the officers of the Corporation, or (viii) any combination of the foregoing as discussed at the meeting, each to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

                     RESOLVED FURTHER: That Victor J. Fryling with Michael G. Morris, as alternate, is appointed to a Special Committee of this Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to (a) determining the offering price, any underwriting discounts and the proceeds to the Corporation of the proposed issue and sale of up to $400 million of the Corporation's securities (plus over-allotments) and (b) authorizing the officers to take such further actions as they may deem advisable to carry out the issue and sale of such securities; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, for and on behalf of the Corporation, to establish one or more Michigan special purpose limited partnerships of which the Corporation would be the general partner, or utilize CMS Energy Michigan Limited Partnership, for the purpose of issuing and selling Partnership Preferred Securities, and to establish one or more Delaware statutory business trusts, of which the Corporation would be the sponsor, for the purpose of issuing and selling Trust Preferred Securities; and

                     RESOLVED FURTHER:  That Messrs. Alan M. Wright and Thomas
       A. McNish (or successor(s) appointed, in writing, by the Chairman of the Board or the President of the Corporation, and filed in the Corporate Secretary's Office) are appointed to serve, at the Corporation's request, and are authorized and empowered, for and on behalf of the Corporation, to act as Trustees in accordance with the declaration of trust, and any amendments thereto, of the trust; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to prepare, execute, and file, or cause to be prepared and filed, one or more Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, together with all documents required as exhibits to such Registration Statement, with respect to the issue and sale of not more than $400 million aggregate principal amount (plus an additional 20% for underwriters' over-allotments) of shares of the Corporation's common stock, Partnership Preferred Securities and Trust Preferred Securities and the Corporation's guarantees relating thereto, forward purchase contracts, stock purchase units, or similar forms of investment contracts, and unsecured senior or subordinated debt securities, such registration to
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       be in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to appoint an institutional trustee, purchase contract agent, and any agent or trustees necessary or appropriate in connection with the issuance and sale of the securities; and

                     RESOLVED FURTHER: That it may be desirable for the securities to be qualified or registered for sale in various jurisdictions; therefore, the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to cause the Corporation to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance, of not more than $400 million aggregate principal amount of securities of the Corporation (plus over-allotments); that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to confirm with the requirements for listing; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute and deliver on behalf of the Corporation an indenture or indentures, including one or more supplements to any indenture, in the form approved or authorized by the Special Committee under the corporate seal to be thereto affixed and attested by the Secretary, with the trustee or trustees appointed, such indenture or indentures, supplement or supplements to be in such form and content and bear such date as may be approved by





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       the officer of the Corporation executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute one or more underwriting agreements, purchase agreements, or any other type of agreements between the Corporation and the underwriter or representatives of the underwriters (or any agents) or any other purchaser appointed or named in such agreement or agreements, as they may deem appropriate for the proposed sale of the securities; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on the behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Corporation under purchase agreements, underwriting agreements and sales agreements, indentures, purchase contract agreements, pledge agreements, trust agreements, partnership agreements, or other similar agreements, certificates or declarations, the securities, any Registration Statement or any other agreements related to the issuance and sale of the Corporation's securities.

                              - - - - - - - - - -

I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on April 25, 1997 at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 22nd day of May 1997.




                                                /s/ Thomas A. McNish
                                                --------------------------------
                                                       Thomas A. McNish
                                                    Vice President and Secretary